Exhibit 10.8

AMENDMENT NO. 1

TO

AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN

OF NUVASIVE, INC.

WHEREAS, effective as of November 7, 2018 the Board of Directors of NuVasive, Inc. agreed to amend the Amended and Restated 2004 Employee Stock Purchase Plan (the “AR 2004 ESPP”), pursuant to Section 26 of the AR 2004 ESPP.

NOW, THEREFORE, the AR 2004 ESPP shall be amended as of November 7, 2018 as follows:

1.	The last sentence of Section 22 of the AR 2004 ESPP is amended in its entirety to read as follows:

“This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time), (b) issuance of all the shares of Common Stock reserved for issuance under this Plan, or (c) December 31, 2022.”

2.	Except as amended by this Amendment No. 1, the AR 2004 ESPP shall remain unchanged and in full force and effect.

3.	Except as otherwise provided in this Amendment No. 1, terms used herein shall have the meanings ascribed to such terms in the AR 2004 ESPP.